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                                                                    EXHIBIT 16.1

             Letter from Ernst & Young LLP

                        [Letterhead of Ernst & Young LLP]

July 12, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated July 8, 1999 of Environmental Safeguards, Inc. and are in agreement with the statements contained in the first sentence of the first paragraph, and the second, third, fifth and seventh paragraphs on pages 2 and 3 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                  /s/  Ernst & Young LLP


                     [Footer of letterhead of Ernst & Young]



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